EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made as of the 10th day of September, 2009, between Anika Therapeutics, Inc., a Massachusetts corporation (the "Company"), and William J. Mrachek (the "Executive").

         WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company on the terms contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Employment. Subject to the provisions of Section 4, the term of this Agreement shall commence on September 8, 2009 and shall remain in effect indefinitely unless terminated pursuant to Section 4. The term of this Agreement may be referred to herein as the "Term."

         2. Position and Duties. During the Term, the Executive shall serve as the Vice President of Human Resources of the Company, and shall be responsible for overseeing the planning, development, implementation and administration of all the personnel, compensation and benefits, employment, training, compliance, and employee relations programs of the Company and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Company (the "Board"), the Chief Executive Officer of the Company (the "CEO") or other authorized executive, provided that such duties are consistent with the Executive's position or other positions that he may hold from time to time. The Executive shall devote his full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Executive may serve on other boards of directors, with the approval of the Board, or engage in religious, charitable or other community activities as long as such services and activities are disclosed to the Board and do not materially interfere with the Executive's performance of his duties to the Company as provided in this Agreement.

         3. Compensation and Related Matters.

                  (a) Base Salary. The Executive's initial annual base salary shall be $219,712. The Executive's base salary shall be redetermined annually by the Board or the Compensation Committee of the Board (the "Compensation Committee"). The base salary in effect at any given time is referred to herein as "Base Salary." The Base Salary shall be payable in substantially equal bi-weekly installments.

                  (b) Incentive Compensation. The Executive shall be eligible to receive cash incentive compensation as determined by the Board or the Compensation Committee from time to time in its sole discretion. The Executive's target annual bonus shall initially be 30% of his Base Salary, subject to adjustment in the sole discretion of the Compensation Committee or the Board.

                  (c) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder during the Term, in accordance with the policies and procedures then in effect and established by the Company for its senior executive officers.

                  (d) Other Benefits. During the Term, the Executive shall be entitled to continue to participate in or receive benefits under all of the Company's Employee Benefit Plans in effect on the date hereof, or under plans or arrangements that provide the Executive with benefits at least substantially equivalent to those provided under such Employee Benefit Plans. As used herein, the term "Employee Benefit Plans" includes, without limitation, each pension and retirement plan; supplemental pension, retirement and deferred compensation plan; savings and profit-sharing plan; stock ownership plan; stock purchase plan; stock option plan; life insurance plan; medical insurance plan; disability plan; and health and accident plan or arrangement established and maintained by the Company on the date hereof for employees of the same status within the hierarchy of the Company. During the Term, the Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement which may, in the future, be made available by the Company to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. Any payments or benefits payable to the Executive under a plan or arrangement referred to in this Section 3(d) in respect of any calendar year during which the Executive is employed by the Company for less than the whole of such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed. Should any such payments or benefits accrue on a fiscal (rather than calendar) year, then the proration in the preceding sentence shall be on the basis of a fiscal year rather than calendar year.

                  (e) Vacations. The Executive shall be entitled to 20 paid vacation days in each calendar year, which shall be accrued ratably during the calendar year. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

         4. Termination. The Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

                  (a) Death. The Executive's employment hereunder shall terminate upon his death.

                  (b) Disability. The Company may terminate the Executive's employment if he is disabled and unable to perform the essential functions of the Executive's then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive's guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, the Company's determination of such issue shall be binding on the Executive. Nothing in this Section 4(b) shall be construed to waive the Executive's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. ss.2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. ss.12101 et seq.

                  (c) Termination by Company for Cause. At any time during the Term, the Company may terminate the Executive's employment hereunder for Cause if at a meeting of the Board called and held for such purpose, a majority of the Board, exclusive of the Executive, determines in good faith that the Executive is guilty of conduct that constitutes "Cause" as defined herein. For purposes of this Agreement, "Cause" shall mean: (i) conduct by the Executive constituting a material act of willful misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (ii) the commission by the Executive of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct by the Executive that would reasonably be expected to result in material injury to the Company or any of its subsidiaries and affiliates if he were retained in his position; (iii) continued, willful and deliberate non-performance by the Executive of his duties hereunder (other than by reason of the Executive's physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from the CEO or the Board; (iv) a breach by the Executive of any of the provisions contained in Section 8 of this Agreement; (v) a violation by the Executive of the Company's employment policies which has continued following written notice of such violation from the CEO or the Board, or (vi) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation. For purposes of clauses (i), (iii) or (vi) hereof, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive without reasonable belief that the Executive's act or failure to act, was in the best interest of the Company and its subsidiaries and affiliates.

                  (d) Termination Without Cause. At any time during the Term, the Company may terminate the Executive's employment hereunder without Cause. Any termination by the Company of the Executive's employment under this Agreement which does not constitute a termination for Cause under Section 4(c) and does not result from the death or disability of the Executive under Section 4(a) or (b) shall be deemed a termination without Cause.

                  (e) Termination by the Executive. At any time during the Term, the Executive may terminate his employment hereunder for any reason, including but not limited to Good Reason. For purposes of this Agreement, "Good Reason" shall mean that the Executive has complied with the "Good Reason Process" (hereinafter defined) following the occurrence of any of the following events:
(i) a material diminution in the Executive's responsibilities, authority or duties; (ii) a material diminution in the Executive's Base Salary except for across-the-board salary reductions based on the Company's financial performance similarly affecting all or substantially all senior management employees of the Company; (iii) a material change in the geographic location at which the Executive provides services to the Company; or (iv) the material breach of this Agreement by the Company. "Good Reason Process" shall mean that (i) the Executive reasonably determines in good faith that a "Good Reason" condition has occurred; (ii) the Executive notifies the Company in writing of the occurrence of the Good Reason condition within 60 days of the occurrence of such condition;
(iii) the Executive cooperates in good faith with the Company's efforts, for a period not less than 30 days following such notice (the "Cure Period"), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Executive terminates his employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

                  (f) Notice of Termination. Except for termination as specified in Section 4(a), any termination of the Executive's employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

                  (g) Date of Termination. "Date of Termination" shall mean: (i) if the Executive's employment is terminated by his death, the date of his death;
(ii) if the Executive's employment is terminated on account of disability under
Section 4(b) or by the Company for Cause under Section 4(c), the date on which Notice of Termination is given; (iii) if the Executive's employment is terminated by the Company under Section 4(d), 30 days after the date on which a Notice of Termination is given; (iv) if the Executive's employment is terminated by the Executive under Section 4(e) without Good Reason, 30 days after the date on which a Notice of Termination is given, and (v) if the Executive's employment is terminated by the Executive under Section 4(e) with Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a termination by the Company for purposes of this Agreement.

         5. Compensation Upon Termination.

                  (a) Termination Generally. If the Executive's employment with the Company is terminated for any reason during the Term, the Company shall pay or provide to the Executive (or to his authorized representative or estate) any earned but unpaid base salary, incentive compensation earned but not yet paid, unpaid expense reimbursements, accrued but unused vacation and any vested benefits the Executive may have under any employee benefit plan of the Company (the "Accrued Benefit") within 30 days of the Executive's Date of Termination.

                  (b) Termination by the Company Without Cause or by the Executive with Good Reason. If the Executive's employment is terminated by the Company without Cause as provided in Section 4(d), or the Executive terminates his employment for Good Reason as provided in Section 4(e), then the Company shall, through the Date of Termination, pay the Executive his Accrued Benefit. If the Executive signs a general release of claims in a form and manner satisfactory to the Company (the "Release") within 45 days of the Date of Termination and does not revoke such Release during the seven day revocation period,

                           (i) the Company shall pay the Executive an amount equal to the Executive's Base Salary for the current fiscal year (the "Severance Amount"). The Severance Amount shall be paid out in substantially equal installments in accordance with the Company's payroll practice over 12 months, beginning on the first payroll date that occurs 52 days after the Date of Termination. Solely for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), each installment payment is considered a separate payment. Notwithstanding the foregoing, if the Executive breaches any of the provisions contained in Section 8 of this Agreement, all payments of the Severance Amount shall immediately cease; and

                           (ii) subject to the Executive's copayment of premium amounts at the active employees' rate, the Executive may continue to participate in the Company's group health, dental and vision program for 12 months; provided, however, that the continuation of health benefits under this Section shall reduce and count against the Executive's rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

         6. Change in Control Payment. The provisions of this Section 6 set forth certain terms of an agreement reached between the Executive and the Company regarding the Executive's rights and obligations upon the occurrence of a Change in Control of the Company, as defined herein. These provisions are intended to assure and encourage in advance the Executive's continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such event. These provisions shall apply in lieu of, and expressly supersede, the provisions of Section 5(b) regarding severance pay and benefits upon a termination of employment, if such termination of employment occurs within 3 months prior to or 12 months after the occurrence of the first event constituting a Change in Control, provided that such first event occurs during the Term. The provisions in this Section 6 shall terminate and be of no further force or effect beginning 12 months after the occurrence of a Change in Control, in which case the provisions of Section 5(b) shall once again become applicable.

                  (a) Change in Control. (i) If within 3 months prior to or 12 months after a Change in Control, the Executive's employment is terminated by the Company without Cause as provided in Section 4(d) or the Executive terminates his employment for Good Reason as provided in Section 4(e), then

                                    (A) Subject to the signing of the Release by
                  the Executive within 45 days of the Date of Termination and not revoking the Release during the seven day revocation period, the Company shall pay the Executive a lump sum in cash in an amount equal to 1 1/2 times the sum of (A) the Executive's current Base Salary (or the Executive's Base Salary in effect immediately prior to the Change in Control, if higher) plus (B) the Executive's target annual bonus for the current fiscal year (or if higher, the target annual bonus for the fiscal year immediately prior to the Change in Control) on the first payroll date that occurs 52 days after the Date of Termination; and

                                    (B) Subject to the Executive's copayment of
                  premium amounts at the active employees' rate, the Executive may continue to participate in the Company's group health, dental and vision program for 18 months; provided, however, that the continuation of health benefits under this Section shall reduce and count against the Executive's rights under COBRA.

         (ii) Notwithstanding anything to the contrary in this Agreement, it is expressly understood by the parties hereto that the event described in
         Section 4(e)(i) will not be deemed to have occurred so long as the Executive retains primary responsibility for the HR function as it relates to the business conducted by the Company immediately prior to a Change in Control.

                  (b) Certain Matters Related to 280G of the Code.

                           (i) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise calculated in a manner consistent with Section 280G of the Code and the applicable regulations thereunder (the "Severance Payments"), would be subject to the excise tax imposed by Section 4999 of the Code, the following provisions shall apply:

                                    (A) If the Severance Payments, reduced by
                  the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes payable by the Executive on the amount of the Severance Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, the Executive shall be entitled to the full benefits payable under this Agreement.

                                    (B) If the Threshold Amount is less than (x)
                  the Severance Payments, but greater than (y) the Severance Payments reduced by the sum of (1) the Excise Tax (as defined below) and (2) the total of the Federal, state, and local income and employment taxes on the amount of the Severance Payments which are in excess of the Threshold Amount (as defined below), then the benefits payable under this Agreement shall be reduced (but not below zero) to the extent necessary so that the sum of all Severance Payments shall not exceed the Threshold Amount. In such event, the Severance Payments shall be reduced in the following order: (1) cash payments subject to Section 409A of the Code; (2) cash payments not subject to
                  Section 409A of the Code; (3) equity-related payments or acceleration; and (4) non-cash forms of benefits. To the extent any payment is to be made over time (e.g., in installments, etc.), then the payments shall be reduced in reverse chronological order.

                           (ii) For the purposes of this Section 6(b), "Threshold Amount" shall mean three times the Executive's "base amount" within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, and any interest or penalties incurred by the Executive with respect to such excise tax.

                           (iii) The determination as to which of the alternative provisions of Section 6(b)(i) shall apply to the Executive shall be made by a nationally recognized accounting firm selected by the Company (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. For purposes of determining which of the alternative provisions of Section 6(b)(i) shall apply, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

                  (c) Definitions. For purposes of this Section 6, the following terms shall have the following meanings:

         "Change in Control" shall mean any of the following:

                           (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

                           (ii) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

                           (iii) the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by any person to more than 50 percent of the combined voting power of all of the then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns more than 50 percent of the combined voting power of all of the then outstanding Voting Securities, then a "Change in Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

         7. Section 409A.

                  (a) Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive's separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive's separation from service would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive's separation from service, or (B) the Executive's death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule. Any such delayed cash payment shall earn interest at an annual rate equal to the applicable federal short-term rate published by the Internal Revenue Service for the month in which the date of separation from service occurs, from such date of separation from service until the payment.

                  (b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year. Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

                  (c) To the extent that any payment or benefit described in this Agreement constitutes "non-qualified deferred compensation" under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive's termination of employment, then such payments or benefits shall be payable only upon the Executive's "separation from service." The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation
Section 1.409A-1(h).

                  (d) The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

                  (e) The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

         8. Confidential Information, Noncompetition and Cooperation.

                  (a) Confidential Information. As used in this Agreement, "Confidential Information" means information belonging to the Company which is of value to the Company in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Company. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by the Executive in the course of the Executive's employment by the Company, as well as other information to which the Executive may have access in connection with the Executive's employment. Confidential Information also includes the confidential information of others with which the Company has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Executive's duties under Section 8(b).

                  (b) Confidentiality. The Executive understands and agrees that the Executive's employment creates a relationship of confidence and trust between the Executive and the Company with respect to all Confidential Information. At all times, both during the Executive's employment with the Company and after its termination, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Company, except as may be necessary in the ordinary course of performing the Executive's duties to the Company.

                  (c) Assignment of Inventions. The Executive understands that the Company is now and may hereafter be subject to non-disclosure or confidentiality agreements with third persons which require the Company to protect or refrain from use of Confidential Information. The Executive agrees to be bound by the terms of such agreements in the event the Executive has access to such Confidential Information.

                  (d) Developments.

                           (i) The Executive will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, and audio or visual works and other works of authorship (collectively "Developments"), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by him (alone or jointly with others) or under his direction during the period of his employment. The Executive acknowledges that all work performed by him is on a "work for hire" basis, and the Executive does hereby assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all his right, title and interest in all Developments that (a) relate to the business of the Company or any customer of or supplier to the Company or any of the products or services being researched, developed, manufactured or sold by the Company or which may be used with such products or services; or
         (b) result from tasks assigned to him by the Company; or (c) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company ("Company-Related Developments"), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions ("Intellectual Property Rights").

                           (ii) To preclude any possible uncertainty, the Executive has set forth on Exhibit A attached hereto a complete list of Developments that he has, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of his employment with the Company that he considers to be his property or the property of third parties and that he wishes to have excluded from the scope of this Agreement ("Prior Inventions"). If disclosure of any such Prior Invention would cause him to violate any prior confidentiality agreement, he understands that he is not to list such Prior Inventions in Exhibit A but is only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. The Executive has also listed on Exhibit A all patents and patent applications in which he is named as an inventor, other than those which have been assigned to the Company ("Other Patent Rights"). If no such disclosure is attached, the Executive represents that there are no Prior Inventions or Other Patent Rights. If, in the course of his employment with the Company, he incorporates a Prior Invention into a Company product, process or machine or other work done for the Company, the Executive hereby grants to the Company a nonexclusive, royalty-free, paid-up, irrevocable, worldwide license (with the full right to sublicense) to make, have made, modify, use, sell, offer for sale and import such Prior Invention. Notwithstanding the foregoing, the Executive will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company's prior written consent.

                           (iii) This Agreement does not obligate the Executive to assign to the Company any Development which, in the sole judgment of the Company, reasonably exercised, is developed entirely on the Executive's own time and does not relate to the business efforts or research and development efforts in which, during the period of his employment, the Company actually is engaged or reasonably would be engaged, and does not result from the use of premises or equipment owned or leased by the Company. However, the Executive will also promptly disclose to the Company any such Developments for the purpose of determining whether they qualify for such exclusion. The Executive understands that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Executive also hereby waives all claims to any moral rights or other special rights which the Executive may have or accrue in any Company-Related Developments.

                  (e) Enforcement of Intellectual Property Rights. The Executive will cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights in Company-Related Developments. The Executive will sign, both during and after the term of this Agreement, all papers, including without limitation copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development. If the Company is unable, after reasonable effort, to secure the Executive's signature on any such papers, the Executive hereby irrevocably designates and appoints each officer of the Company as his agent and attorney-in-fact to execute any such papers on his behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development.

                  (f) Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive's employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive's employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

                  (g) Noncompetition and Nonsolicitation. In consideration for his employment under the terms of this Agreement in addition to the Company providing him with access to the Company's Confidential Information, among other things, the Executive agrees that, during the Term and for 12 months thereafter, the Executive (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined); (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Company (other than terminations of employment of subordinate employees undertaken in the course of the Executive's employment with the Company); and (iii) will refrain from directly or indirectly calling upon, soliciting or encouraging any customer, potential customer or supplier to terminate or otherwise modify adversely its business relationship with the Company. The Executive understands that the restrictions set forth in this
Section 8(g) are intended to protect the Company's interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term "Competing Business" shall mean a business conducted anywhere in the world which develops, manufactures or markets any products, or performs any services that are competitive with or similar to the products or services of the Company or the products and services that the Company has under development or that are the subject of active planning at any time during the employment of the Executive. Notwithstanding the foregoing, the Executive may own up to one percent (1%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business.

                  (h) Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive's use or disclosure of information or the Executive's engagement in any business. The Executive represents to the Company that the Executive's execution of this Agreement, the Executive's employment with the Company and the performance of the Executive's proposed duties for the Company will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive's work for the Company, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

                  (i) Litigation and Regulatory Cooperation. During and after the Executive's employment, the Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive's employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive's performance of obligations pursuant to this Section 8(i).

                  (j) Injunction. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the promises set forth in this Section 8, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, subject to Section 9 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

         9. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the Employment Arbitration Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than the Executive or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 9 shall be specifically enforceable. Notwithstanding the foregoing, this Section 9 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 9.

         10. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 9 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, the Executive
(a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

         11. Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements including, but not limited to that certain Employment Letter dated December 18, 2003 by and between the Company and the Executive and that certain Non-Disclosure and Non-Competition Agreement by and between the Company and the Executive, between the parties concerning such subject matter.

         12. Withholding. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

         13. Successor to the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal representatives, executors, administrators, heirs, distributees, devisees and legatees. In the event of the Executive's death after his termination of employment but prior to the completion by the Company of all payments due him under this Agreement, the Company shall continue such payments to the Executive's beneficiary designated in writing to the Company prior to his death (or to his estate, if the Executive fails to make such designation).

         14. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         15. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         16. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Board.

         17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

         18. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the First Circuit.

         19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

         20. Successor to Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a material breach of this Agreement.

         21. Gender Neutral. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

         22. Under Seal. This Agreement is executed under seal.

         IN WITNESS WHEREOF, the parties have executed this Agreement UNDER SEAL effective on the date and year first above written.

                                            ANIKA THERAPEUTICS, INC.



                                            By:
                                                 -------------------------------
                                            Its:
                                                 -------------------------------





                                            EXECUTIVE



                                            ------------------------------------
                                            William J. Mrachek

                                    Exhibit A

To:      Anika Therapeutics, Inc.

From:
       --------------------

Date:
       --------------------

SUBJECT:          Prior Inventions

         The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

         |_|      No inventions or improvements

         |_|      See below:

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

         |_|      Additional sheets attached

         The following is a list of all patents and patent applications in which I have been named as an inventor:

         |_|      None

         |_|      See below:

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------